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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 13, 2008

Wayne H. Deitrich
Chairman of the Board and
Chief Executive Officer

TO OUR STOCKHOLDERS:

        On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 24, 2008 at 11:00 a.m. at the Company's corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia.

        At the Annual Meeting, stockholders will be asked to elect 2 directors for a 3-year term and to approve the Company's Restricted Stock Plan. The Company's Board of Directors recommends unanimously that you vote in favor of these proposals, which are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors recommendation, all you need do is sign and date the card.

        Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

        If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

Sincerely,

WAYNE H. DEITRICH

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 24, 2008

        The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Company's corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia, on Thursday, April 24, 2008 at 11:00 a.m. for the following purposes:

  1.
  To elect 2 directors for a 3-year term to expire at the 2011 Annual Meeting of Stockholders;

  2.
  To approve the Schweitzer-Mauduit International, Inc. Restricted Stock Plan; and

  3.
  To transact such other business as may properly be brought before the meeting or any adjournment thereof.

        You may vote all shares that you owned as of February 28, 2008, which is the record date for the Annual Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

JOHN W. RUMELY, Jr. Secretary and General Counsel

March 13, 2008

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement and the accompanying proxy card are furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation, referred to as either the Company or SWM, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 24, 2008 ("Annual Meeting") and at any adjournment thereof. Proxies in the accompanying form, properly signed and received in time for the meeting, will be voted as instructed. If no instructions are given, proxies will be voted for the election of the 2 directors nominated for election and for approval of the Company's Restricted Stock Plan. Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Secretary of the Company another signed proxy card, or a signed document revoking the earlier proxy or by attending the meeting and voting in person. The Company intends to mail this Proxy Statement and proxy card, together with the 2007 Annual Report to Stockholders, on or about March 13, 2008.

        Each stockholder of record at the close of business on February 28, 2008 will be entitled to 1 vote for each share registered in such stockholder's name. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. As of February 28, 2008, there were 15,493,609 shares outstanding of the Company's common stock, par value $0.10 per share (the "Common Stock").

        The Company will pay the entire cost of the proxy solicitation. The Company has retained American Stock Transfer & Trust Company, the Company's transfer agent, to aid in the solicitation of proxies. Proxy solicitation services on routine proxy matters are included in the fees paid to American Stock Transfer & Trust Company to act as the Company's stock transfer agent and registrar. Only reasonable out-of-pocket expenses on proxy solicitation services are charged separately. The Company will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies in person, by telephone or by other means of communication.

        If a stockholder is a participant in the Schweitzer-Mauduit International, Inc. Retirement Savings Plan ("Plan"), the proxy card represents the number of full shares of Common Stock held for the benefit of the participant in the Plan as well as any shares of Common Stock registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for shares registered in the participant's name and serves as a voting instruction for the trustee of the Plan for the account in the participant's name. Information as to the voting instructions given by individuals who are participants in the Plan will not be disclosed to the Company.

        Pursuant to Section 216 of the Delaware General Corporation Law and the Company's By-Laws, a quorum for the Annual Meeting will be a majority of the issued and outstanding shares of the Company's Common Stock, present in person or represented by proxy. Directors shall be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. In all matters other than the election of directors that are presented for action at the Annual Meeting, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders.

NOMINATION OF DIRECTORS

        Directors may be nominated by the Board of Directors or by stockholders in accordance with the By-Laws of the Company. The Nominating & Governance Committee, which is composed of 3 independent directors, identifies potential candidates and reviews all proposed nominees for the Board of Directors, including those proposed by stockholders. The candidate review process includes an assessment of the person's judgment, experience, independence, understanding of the Company's business or other related industries, commitment and availability to prepare for and attend Board and Board Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating & Governance Committee selects qualified candidates and presents them to the full Board of Directors, which body decides whether to invite the candidate to be a nominee for election to the Board of Directors. The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts as it deems necessary and appropriate to assist it in the execution of its duties.

        Any stockholder of record entitled to vote generally in the election of directors may submit a candidate for consideration by the Nominating & Governance Committee by notifying the Secretary and General Counsel in writing at the address noted on the face page of this Proxy Statement. The notice of intent to nominate a candidate for the Board of Directors must satisfy the requirements described below and must be delivered, either by personal delivery or by United States mail, postage prepaid, to the Secretary and General Counsel of the Company and received by the Company, not less than 120 calendar days before the anniversary date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), such stockholder notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting date or (ii) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed.

        The stockholder's notice of intent to nominate a candidate for the Board of Directors shall state the following:

  •
  the name and address of record of the stockholder who intends to make the nomination;

  •
  a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  •
  the name, age, business and residence addresses, and principal occupation or employment of each nominee;

  •
  a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

  •
  such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

  •
  the consent of each nominee to serve as a director of the Company if so elected.

        The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

        In the event that the number of directors to be elected to the Board of Directors of the Company is increased and either all of the nominees for Director or the size of the increased Board of Directors is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

PROPOSAL ONE

ELECTION OF DIRECTORS

        The Board of Directors presently has 8 members, 5 of whom are independent. The Board of Directors is divided into 3 classes that are elected on a staggered basis with 1 class elected each year for a 3-year term. All of the current directors, excepting Mr. McCullough and Mr. Villoutreix have served on the Company's Board of Directors since November 30, 1995. Mr. McCullough was first elected to serve as a director effective October 1, 2006 and Mr. Villoutreix was first elected to serve as a director effective June 1, 2007.

        The incumbent Class I directors are Mrs. Claire L. Arnold, Mr. Robert F. McCullough and Mr. Laurent G. Chambaz. Mr. Chambaz has informed the Board that he intends to retire at the end of his current term that expires on April 24, 2008. Mrs. Arnold and Mr. McCullough are nominated for re-election at the 2008 Annual Meeting to serve for a term to expire at the 2011 Annual Meeting of Stockholders, and until their successors are elected and have qualified. The Board of Directors has determined that Mrs. Arnold and Mr. McCullough are independent. Should the nominees become unable to serve, proxies may be voted for another person designated by the Board of Directors. The nominees have advised the Company that they will serve if elected. The remaining directors will continue to serve as directors for the terms set forth on page 5.

Certain Information Regarding Directors and Nominees

        The names of the directors continuing in office and nominees, their ages as of the date of the Annual Meeting, their principal occupations during the past 5 years, other directorships currently held by each as of the date hereof and certain other biographical information are set forth on the following pages.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a 3-Year Term Expiring at the 2011 Annual Meeting of Stockholders

Name	Age	Period Served as a Director	Class	Expiration of Term of Office	Principal Occupations and Businesses During Last 5 Years and Current Directorships
Claire L. Arnold	61	1995-Present	I	April 2008	•	Chief Executive Officer of Leapfrog Services, Inc., a computer support company and network integrator, presently and since 1998
					•	Director—Ruby Tuesday, Inc.
Robert F. McCullough	65	2006-Present	I	April 2008	•	Private investor, presently and since January 2007
					•	Senior Partner, Invesco Ltd. (formerly AMVESCAP PLC), one of the world's largest mutual fund companies marketing products to individuals, corporations and government institutions under the AIM, INVESCO, and Atlanta Trust brands, from June 2004 to December 2006
					•	Chief Financial Officer, AMVESCAP PLC from April 1996 to May 2004
					•	Director—Acuity Brands, Inc.
					•	Director—Comverge, Inc.

The Board of Directors unanimously recommends a vote FOR the election of the nominees as Class I Directors.

MEMBERS OF THE BOARD OF DIRECTORS OTHER THAN THOSE
UP FOR ELECTION

Name	Age	Period Served as a Director	Class	Expiration of Term of Office	Principal Occupations and Businesses During Last 5 Years and Current Directorships
K.C. Caldabaugh	61	1995-Present	II	April 2009	•	Principal, Heritage Capital Group, an investment banking firm, presently and since July 2001
Richard D. Jackson	71	1995-Present	II	April 2009	•	Private investor, presently and since August 1995
					•	Chairman of the Board of ebank Financial Services, Inc.
Wayne H. Deitrich	64	1995-Present	III	April 2010	•	Chief Executive Officer of the Company, presently and since August 1995
					•	Chairman of the Board of the Company
Larry B. Stillman	66	1995-Present	III	April 2010	•	Vice President, Northwest Group, xpedx, a distributor of printing paper, packaging supplies and equipment, presently and since 1988
					•	Managing General Partner for HEXAD Investment Company, an investment group focusing on equities and real estate, presently and since 1983
					•	Advisory Board of the Utah Jazz
Frédéric P. Villoutreix	43	2007-Present	III	April 2010	•	Chief Operating Officer, presently and since February 2006

PROPOSAL TWO

APPROVAL OF THE SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RESTRICTED STOCK PLAN

Restricted Stock Plan's Purpose

        The Restricted Stock Plan performance share component provides an equity award opportunity to its participants based on the accomplishment of performance objectives that are related to the business unit in which the participant is most directly involved over a multi-year performance cycle. The purpose of the Restricted Stock Plan is to further unite the interests of the stockholders of the Company and its key executives through:

  (a)
  the establishment of corporate and operating unit objectives which are deemed by the Board of Directors to be in the best long-term interests of the Company and its stockholders; and

  (b)
  the delivery of the Company's stock as an incentive award at the end of an award cycle to each plan participant thereby increasing the participant's equity stake in the Company provided his or her performance has meaningfully contributed to the attainment of the Company's objectives.

        The Restricted Stock Plan may also be used to grant restricted shares with vesting after a specific period of time for the purposes of recruitment, retention or special recognition.

        The full text of the Restricted Stock Plan has been filed electronically with the Securities and Exchange Commission ("SEC") as Exhibit 10.9 to the Form 10-K.

        The following points summarize the material terms of the Restricted Stock Plan.

Administration of the Plan

        The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors ("Compensation Committee"), which is composed of 3 independent directors in accordance with New York Stock Exchange Corporate Governance standards and listing rules. The members of the Compensation Committee also qualify under the "outside director" requirement for purposes of Section 162(m) of the Internal Revenue Code ("Code"). The Compensation Committee determines which officers, including the Chief Executive Officer, shall participate in the plan, establishes the corporate, operating unit and other performance objectives at the beginning of each performance cycle, typically a 2 to 3-year period, and evaluates the progress toward accomplishment of the established performance objectives at the end of the performance cycle.

Objective Areas, Performance Levels and Measurement of Performance Achieved

        For each objective (corporate, unit and other), performance levels are established which, whenever possible, shall consist of successively higher standards or ranges. These performance levels are defined as Threshold, Target, Outstanding and Maximum. Performance below the Threshold level will not result in the payment of an award. A percentage weighting is assigned to each objective area for a total percentage weighting of 100%. Certain conditions called Control Measures may be established, but are not required. Failure to achieve a Control Measure may deprive the participants to whom it applies of their right to receive part or all of an award notwithstanding the level of performance attained on any or all other applicable objectives. An example of such a Control Measure used in the past is a year over year increase in earnings per share. The level of performance achieved against the objectives is determined by the Compensation Committee based upon the Company's and its subsidiaries' audited results.

        Performance objectives have included such measures as growth in profitability for individual business units, growth in earnings per share for the corporate objective unit and more highly targeted strategic initiatives such as the 13 objectives established for the 2007-2008 award cycle. These objectives are described in further detail in the Comprehensive Compensation Discussion and Analysis at pages 19 - 22 herein.

Determining the Amount of an Incentive Award

        Generally, the incentive award a participant is eligible to receive is the sum of the values attributable to performance actually attained for each objective or objective area in which the participant has been assigned objectives or the unit to which he or she belongs. The value of an incentive award is established based on a competitive compensation market survey that is performed by an independent consultant. The nature of the survey and how it is used to set the incentive compensation value for awards granted under the Restricted Stock Plan is discussed in further detail in the Comprehensive Compensation Discussion and Analysis at pages 10 - 11 herein. The amount of any award a participant is eligible to receive depends upon:

  (a)
  the participant's base salary;

  (b)
  the target incentive award percentage established for the participant;

  (c)
  the percentage weighting applicable to the objective or objective area; and

  (d)
  the performance percentage which applies as a consequence of the performance level attained in that area.

        The number of shares to be awarded each year shall be determined by application of the following formula:

        Base Salary (adjusted for exchange rate if applicable) × Opportunity Award % × Award Level Achieved % ÷ Average Base Share Price = Base Shares

        Target incentive equity opportunities under the Restricted Stock Plan for executive officers, including the Chief Executive Officer, can range from 35% to 177% of a participant's base salary with a maximum payout of up to 200% of the participant's target incentive award percentage, subject, in the case of the 2007-2008 award opportunity, to a stock price multiplier that is based upon the ratio of the current year average share price versus the prior year average share price. In a multi-year plan, earned awards of Restricted Stock are banked at the end of each measurement period in the cycle (typically a fiscal year), but do not vest in the participant until the entire award cycle is completed; provided further, that the participant is still actively employed at the time of vesting excepting only death, retirement or permanent or total disability.

        The Restricted Stock Plan may also be used to make targeted grants of Restricted Stock to individual participants for purposes of retention, recruitment or for special recognition of achievement. Such grants are typically for a limited number of shares and have a cliff vesting requirement, which means the recipient must be actively employed by the Company at some point in the future to receive unrestricted shares of stock under the award or they are forfeited. The right to vote both performance share and the target share grants and to receive dividends thereon, attaches at the date of grant. As with performance shares, targeted grants of Restricted Stock must be approved by the Compensation Committee.

Amendment of Objectives, Objective Areas and the Plan Terms

        The Compensation Committee or the Board of Directors may, in their discretion, adjust performance measurements, objectives or objective areas during the year. However, this is typically not done except in the case of an extraordinary event that has a material impact on an objective, the occurrence of which could not reasonably have been foreseen or anticipated in the exercise of reasonable and good management. An example would be an objective that was based on an element of a business plan that was subsequently revised such that the objective no longer made business sense or was no longer capable of being accomplished under the new business plan. Such an instance occurred in the 2007-2008 award cycle where an objective related to the operational survival of the Lee mills was established at the beginning of the award cycle, but due to a subsequent change in the business plan a decision was made to close the Lee mills.

        The Board of Directors has the power to amend the plan at any time, order the temporary suspension of its application or terminate it in its entirety; provided, however, that no such action shall adversely affect the rights or interests of participants theretofore vested.

Tax Treatment of the Restricted Stock Plan

        Stockholder approval of the material terms of the Restricted Stock Plan is required in order for the Company to comply with the performance-based compensation exception set forth in Code Section 162(m) and the regulations thereunder, so that, to the extent possible, compensation paid under the Restricted Stock Plan will be fully deductible by the Company as to any performance share grants. Target grants of Restricted Stock for purposes of retention, recruitment or special recognition would not likely be deductible as they do not typically satisfy the requirement of performance-based compensation.

The Board of Directors unanimously recommends a vote FOR approval of the material terms of the Restricted Stock Plan.

EXECUTIVE COMPENSATION

COMPREHENSIVE COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy

        The Company's compensation philosophy centers on 3 tenets:

  •
  Pay for performance

  •
  Alignment with stockholders

  •
  Total compensation set at market value for like skills and responsibilities

Implementation of Philosophy

        The Company implements its compensation philosophy through a number of methodologies including:

  •
  Allocating a material portion of total compensation to incentive based, at risk, compensation opportunities

  •
  Setting incentive plan objectives that directly or indirectly increase earnings

  •
  Awarding a material portion of total compensation in the form of equity

  •
  Utilizing an annual competitive compensation study to set total and individual compensation components and values

        The Company's philosophy is reflected in the breakdown of amounts earned under the 2007 compensation package for the Chief Executive Officer, Chief Financial Officer and next 3 highest compensated officers, the Named Executive Officers, between incentive-based and equity-based compensation as a percentage of total compensation.

Market Value Determination

        Annually, the Compensation Committee retains an independent compensation consultant to conduct a competitive compensation analysis (Competitive Compensation Analysis). Towers Perrin has been retained for this purpose since 1995 based on its extensive databases and its ability to provide analyses for each of the geographic regions in which the Company's and its subsidiaries' executive officers are based. Towers Perrin presently has no other business dealings with the Company and is considered to be independent of management in handling this assignment.

        The Competitive Compensation Analysis is intended to reflect changes in the scope of an executive's responsibility, experience in their position and labor market conditions. The 2006 Competitive Compensation Analysis used a combination of databases to set 2007 executive compensation for U.S. based executives. Those databases included Towers Perrin's 2006 Executive Compensation Database (825 participating organizations), Watson Wyatt's 2006/2007 Survey Report on Top Management Compensation (2,567 participating organizations) and Mercer's 2006 Executive Benchmark Database (2,150 participating organizations). Data was developed using normative revenue categories that reflect the size and organization level for each SWM position. For 2007, the revenue screen for the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer positions was $711 million and for the President—Americas position, the revenue screen was $289 million. For non-U.S. based executives, manufacturing companies in the Towers Perrin regional databases were used and similarly adjusted using revenue thresholds that reflected the size of the local organization and level of each executive's position. Regression equations and other methodologies were used where applicable to develop data comparisons from the databases employed in the Competitive Compensation Analysis.

        In all cases, Towers Perrin utilizes a large grouping of companies and does not base its conclusions on a limited number of specific companies in the Company's industry segment. The Company is in a very specialized niche in the paper industry, that does not have close comparables from whom compensation information is available. Furthermore, the Company recruits from within and from outside the paper-making industry for executive talent requiring the broader analysis performed by Towers Perrin to establish competitive compensation. For example, among 3 recently hired executives, 1 was recruited out of a large French conglomerate, Saint Gobain, 1 came from Alstrom, a large paper corporation and 1 came from Arjowiggins, the world's leading manufacturer of technical and creation papers (notably for image enhancement and value protection).

        The Competitive Compensation Analysis provides the Compensation Committee with the 25th, 50th and 75th percentile values for total compensation, total cash compensation, base salary, annual incentive opportunity, long-term incentive opportunity and guidance as to the amount of such compensation that is delivered in the form of cash or equity. The data developed from this process is used when a new executive is hired between studies to determine the initial compensation package. Supplementary information from recruiting and tax consultants is used to test the reasonableness of any recruitment incentives that may be offered to attract new talent.

        The Company's philosophy is to compensate its officers at the 50th percentile of the market for base salary plus or minus 15% and at the 50th percentile of the market at Target level performance plus or minus 15% for incentive compensation. The 50th percentile was chosen as the compensation level at which experience indicated quality executive talent could be recruited and retained without overpaying. The variance range is used to account for individual factors such as experience in the position, particular skill sets and performance. To develop competitive references for the executive positions studied, Towers Perrin undertook the following analysis to develop an Executive Peer Group:

  •
  gathered position information, updated scope and pay information from the Company;

  •
  matched incumbents to survey benchmarks, generally holding benchmarks consistent from prior year;

  •
  analyzed competitive data in accordance with the Company's target markets; and

  •
  updated market rates to reflect 2007 mid-year salary rates to aid in salary adjustment decisions—data was aged with a projected annual update factor specific to each country.

        For 2007, the individual components of Named Executive Officer compensation were set at the following levels based on the 2006 Competitive Compensation Analysis:

Base Salary	Annual Performance Bonus	Long-Term Incentive Bonus	Total Compensation
50th Percentile of the Executive Peer Group	50th Percentile of the Executive Peer Group at Target	50th Percentile of the Executive Peer Group at Target	50th Percentile of the Executive Peer Group at Target

Components of Compensation

        Our executive compensation program consists of the following components:

Compensation Element	Method for Establishing Its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary	Competitive Compensation Analysis is primary with subjective evaluation of performance +/- 15% from 50th percentile of the market.	Cash	Chief Executive Officer recommends, Compensation Committee approves for all officers other than Chief Executive Officer who is approved by full Board of Directors; Full board evaluates Chief Executive Officer annually, Chief Executive Officer evaluates other officers annually.
Annual Incentive Plan	Competitive Compensation Analysis; performance-based measured over a fiscal year.	Cash	Chief Executive Officer recommends and Compensation Committee approves (i) operating unit objectives at beginning of cycle and (ii) performance against corporate and operating unit objectives at year end. Chief Executive Officer approves officer individual objectives (not more than 30% of total opportunity) and performance against same. Board approves corporate unit and Chief Executive Officer individual objectives (15% of total opportunity) and performance against same.

Long-Term Incentive Plan	Competitive Compensation Analysis; performance-based and measured over 2-3 fiscal years. (No award opportunity in 2007)	Cash	Chief Executive Officer recommends and Compensation Committee approves (i) unit objectives at beginning of cycle and (ii) performance against unit objectives at end of each year in award cycle.
Restricted Stock Plan	Competitive Compensation Analysis for performance share award opportunities; Chief Executive Officer recommendation on targeted grants for retention, special recognition and recruitment.	Restricted stock performance shares are banked in each year of an award cycle with vesting at final completion of award cycle. Dividends and voting rights attach when banked.

		Targeted grants are typically time-based with cliff vesting.	Chief Executive Officer recommends performance share objectives and targeted grants; Compensation Committee approves (i) performance share objectives (ii) performance against objectives and (iii) any targeted grants.
Executive Severance Plan	Board of Directors judgment.(1) Provides a value equal to 3x highest base salary and incentive compensation earned under the Annual Incentive Compensation Plan and certain other benefits over prior 3 years in case of a change of control and between 6-24 months salary in the event of a termination for other than cause or voluntary departure.	Cash	Participation in the Executive Severance Plan and the terms of the plan were approved by the full Board of Directors. The multiples of annual compensation awarded by the plan were initially established based on a market assessment. The Board has reevaluated the plan terms at least twice since it was first approved.

Deferred Compensation Plan	Company contributions may be made to participant accounts, typically to offset tax liabilities associated with targeted restricted stock grants.	Cash deposit to participant's account.	The Chief Executive Officer recommends and the Compensation Committee must approve any company contributions to the Deferred Compensation Plan.
Perquisites	U.S. based officers get a maximum of $1,500 for a medical exam and financial planning/tax preparation services; foreign officers and officers in expatriate status may get other perquisites based on market conditions where they are assigned, such benefits are determined in consultation with independent consultants.	Typically a cash reimbursement of expenses and company car if normally provided in the country.	The Chief Executive Officer recommends and the Compensation Committee must approve any perquisites provided to officers.
Retirement Plan(2) and Retirement Savings Plan (401-K) Supplemental Benefit Plan	Provided on the same basis as to all other employees. Provided on same basis as to all other highly compensated employees.	Per plan terms. Per plan terms.	Compensation Committee or the Board of Directors approve the plans.
Health, Welfare and Vacation Benefits	Provided on the same basis as to all other employees.	Per plan terms.	Company policy

(1)
Based on the Board's judgment, severance benefits reflect the fact that it may be difficult for employees to find comparable employment within a short period of time and the value placed on being able to quickly disentangle the Company from an executive employee in the event of a termination by payment of a lump sum. Change of control benefits are contingent upon providing continued services, as requested, through a change of control thereby increasing the ability of the Company to accomplish that task with an intact management team, while recognizing a degree of security must be provided to retain those officers through a change in control who may well be out of a position following the implementation of such a change in control. Further information concerning the severance benefits are found at pages 35 - 41.

(2)
Retirement Plan benefits for all U.S. salaried employees, including officers, were frozen effective January 1, 2006. Further details concerning the pension plan benefit are provided in the narrative following the Pension Benefits Table found at page 32 hereof.

Base Salary—2007

        The base salary established for each Named Executive Officer against the competitive market median base salary is set forth below:

Named Executive Officer Position	2007 Base Salary		2007 Competitive Market Median Base Salary
Chief Executive Officer	$600,000		$655,000
Chief Operating Officer	$417,072	(3)	$400,000	(4)
Chief Financial Officer	$312,000		$315,000
President—Americas	$335,000		$335,000
Vice President Strategic Planning and Implementation	$330,200		NA	(5)

(3)
The Chief Operating Officer's salary of Euro 300,000 was converted into U.S.$ using the September 2007 exchange rate of Euro .7193 for every U.S.$1.

(4)
The Chief Operating Officer's base salary was evaluated on the basis of U.S. and France-based positions.

(5)
The Vice President Strategic Planning and Implementation was the former Chief Financial Officer who agreed to delay his retirement for 1 year to facilitate the transition of the new Chief Financial Officer and to assume enhanced duties relative to various strategic initiatives. As this was a temporary position, no competitive analysis was performed and his 2006 salary was increased by the actual annual increase from 2006 to 2007 for U.S. based executives as determined by the Competitive Compensation Analysis.

Incentive Compensation—2007 Objectives and Results Against Objectives

        Based on full-year 2007 financial performance, the following results were achieved under the Company's incentive compensation programs:

Annual Incentive Plan

        A.    2007 Objectives. The objectives for the 2007 incentive award opportunity under the Annual Incentive Plan applicable to the Named Executive Officers are set out below. These objectives were selected because they were deemed to be the primary drivers for delivering increased stockholder value. The amounts established for each performance level relate to actual prior-year earnings, budget which sets an aggressive goal for growing the business and thereafter increasingly more aggressive growth targets. All 2007 corporate and unit objectives exclude the impact of restructuring charges.

Named Executive Officer Position	2007 Objectives
Chief Executive Officer Chief Financial Officer Vice President Strategic Planning and Implementation	Corporate Unit: Earnings per Share Threshold $1.00 Target $1.25 Outstanding $1.38 Maximum $1.50
President—Americas 75% U.S. Unit 25% Brazilian Unit	Continental U.S. & Brazil—Operating Profit (000) (A proportional allocation between U.S. and Brazil units) Threshold $10,400 Target $14,700 Outstanding $17,200 Maximum $19,700
Chief Operating Officer	Unit: Chief Operating Officer—Operating Profit (000) Threshold $41,200 Target $54,450 Outstanding $59,450 Maximum $64,450

        B.    Performance Against Objectives

        Actual 2007 performance against 2007 objectives for each Named Executive Officer under the annual incentive plan were:

Named Executive Officer Position	Pay out(6)/Median Opportunity per Competitive Compensation Study	Unit/Individual Objectives Rating Achieved Target = 100%	Objectives at Target Level
Chief Executive Officer	$428,625/$589,500	Unit Objective: 90% of Target Individual Objectives: 125% of Target.	Unit Objective: EPS $1.25 Individual Objectives: (15% of total award opportunity) achieve plan results; implementation of succession plan; sales and earnings growth.

Named Executive Officer Position	Pay out(6)/Median Opportunity per Competitive Compensation Study	Unit/Individual Objectives Rating Achieved Target = 100%	Objectives at Target Level
Chief Operating Officer	$225,967/$240,000	Unit Objective: 94% of Target Individual Objectives: 107% of Target.	Unit Objective: Operating Profit All Units (000)
$54,450

Individual Objectives: (10% of total award opportunity) address French cost structure issues; deliver significant improvement in operating profit of SWM Americas; achieve 2007 budget sales growth and contribution margins; strengthen SWM senior management team.
Chief Financial Officer	$144,472/$157,500	Unit Objectives: 90% of Target Individual Objectives: 133% of Target.
Unit Objective: EPS $1.25

Individual Objectives: (30% of total award opportunity)
improve financial forecasting methods; streamline financial reporting process; assess actions and implement Information Technology improvement; enhance CFO development and address Controller succession.

Named Executive Officer Position	Pay out(6)/Median Opportunity per Competitive Compensation Study	Unit/Individual Objectives Rating Achieved Target = 100%	Objectives at Target Level
President—Americas	$180,900/$184,250	Unit Objective: 150% of Target Individual Objectives: 120% of Target.	Unit Objective: 75% US Unit/25% Brazil Unit Operating Profit (000) $14,700

Individual Objectives: (20% of total award opportunity) deliver budgeted sales, operating profit and working capital reductions for U.S. unit; deliver budgeted sales and operating profit for Brazilian unit; establish Brazilian unit as center of excellence for base tipping papers; continue development and strengthen lower ignition propensity papers franchise; successfully execute Lee Mills restructuring; strengthen organization and build synergies between north & south American teams.

Named Executive Officer Position	Pay out(6)/Median Opportunity per Competitive Compensation Study	Unit/Individual Objectives Rating Achieved Target = 100%	Objectives at Target Level
Vice President Strategic Planning and Implementation	$160,477/NA	Unit Objective: 90% of Target Individual Objectives: 150% of Target.

Unit Objective: EPS $1.25

Individual Objectives: (30% of total award opportunity) manage the plan to construct the new joint venture mill in China within budget and on schedule; complete acquisition of minority interest in LTRI not to exceed 35 million Euro; assess Project **** acquisition and if decision to proceed, implement plan for acquisition; Project ***** support negotiations and execution of primary contracts in 2007 regarding *****.

(6)
The amount earned by each Named Executive Officer is reflected in the column labeled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table found on page 26.

        C.    Named Executive Officer Award Opportunity at Each Annual Incentive Plan Objective Level

        The Target Incentive Award Percentages (percentage of 2007 base salary) for each Named Executive Officer at the various performance levels were:

Named Executive Officer Position	Threshold	Target	Outstanding	Maximum
Chairman and Chief Executive Officer	37.50%	75.00%	112.50%	150.00%
Chief Operating Officer	27.50%	55.00%	82.50%	110.00%
President—Americas	22.50%	45.00%	67.50%	90.00%
Chief Financial Officer	22.50%	45.00%	67.50%	90.00%
Vice President Strategic Planning and Implementation	22.50%	45.00%	67.50%	90.00%

        The Target Incentive Award Percentages for each Named Executive Officer were established based on the Competitive Compensation Study data and were generally set at the market median at the Target Level for annual bonus opportunity by position. The difference between each performance level was set based on the Committee's judgment of various factors, including the difficulty of obtaining the objectives, the incentive value to the participant and the net return to stockholders at each performance level.

Restricted Stock Plan—Performance Shares: Year 2007 of 2007-2008 Award Opportunity

        A.    Performance Against 2007 Objectives. In 2007, the Company refocused the business plan to address a number of major restructuring efforts. As a result, the Compensation Committee terminated the 2006-2008 Long-Term Incentive Plan cash award opportunity as its objectives were no longer in line with the Company's strategic goals. In its place, the Compensation Committee instituted a new set of objectives for the remaining 2 years of the award cycle, 2007 and 2008, under the Restricted Stock Plan that covered 13 separate objectives.

Named Executive Officer Position	Target Objective	Objective Achieved Target = 100%	SWM Stock Price Multiplier	Shares Earned and Banked in Year 2007(7)
Chief Executive Officer	100% average on objectives 1-13	101.1%	114.4%	53,614 shares
Chief Financial Officer	100% average on objectives 1-13	101.1%	114.4%	14,175 shares
Chief Operating Officer	100% average on objectives 1-13	101.1%	114.4%	25,913 shares
President—Americas	100% average on objectives 2, 3, 5 and 8	93.2%	114.4%	14,031 shares
Vice President Strategic Planning and Implementation	100% average on objectives 10, 11 and 12	130.5%	114.4%	20,441 shares

(7)
The amount earned by each Named Executive Officer is reflected in the column labeled "Stock Awards" in the Summary Compensation Table found on page 26.

        B.    Performance Objectives. The objectives selected cover a wide range of strategic initiatives, each of which was considered essential to the accomplishment of near-term or longer-term growth in the Company's earnings and hence the Company's ability to deliver increased value to stockholders over the long term. To the maximum extent possible, objectives were framed so as to be capable of objective measurement by the Compensation Committee against audited financial results or other measurable criteria. The specific objectives that applied to each officer were assigned based on the individual's duties and position within the company. Each assigned objective was weighted equally and any subparts within an objective also carried equal weighting. The 13 objectives at the performance level achieved are stated below:

Objective Number	Description of Objective at Level Achieved	2007 Performance Level Achieved (Target = 100%)
1.	Project Leader—Restructuring Papeteries de Mauduit:
    a. not exceed authorized one-time expenses of Euro 20 million

    b. permanent employee reduction of 102 employees

	c. flat wire product sales of *****(8) w/out tenders	a. Target b. Target c. Target Avg. = 100%
2.
Spotwood Transformation
    a. reduce ***** by **** from 2006 average

    b. reduce headcount by 5% from 2006 levels

    c. achieve pension freeze

	d. avoid strike in renegotiation of collective bargaining agreement while achieving primary negotiation objectives	a. No award b. Threshold c. Maximum d. Maximum Avg. = 54%

Objective Number	Description of Objective at Level Achieved	2007 Performance Level Achieved (Target = 100%)
3.(9)	Lee Mills Survival a. full-year operating loss *****of 2006 actual level b. ***** sales of *** c. 15 person employment reduction from 2006 year-end levels	a. Target b. No award c. Target Avg. = 75%
4.	Papeteries de Malaucène a. limit ***** to***** b. permanent employee reduction of 15 from year-end 2006	a. No award b. Target Avg. = 50%
5.
Brazil Paper Machine No. *****
    a. do not exceed authorized start-up cost of *****

    b. achieve start-up curve as measured by kg/hour production rates

    c. do not exceed **** in authorized capital spending and start-up by October 2007

	d. sell out ***** (outstanding and maximum level only)	a. Target b. Target c. Target d. No award Avg. = 100%
6.	Project ***** a. total project spending to date not exceeding ***** including deferred costs, expenses and capital spending b. complete all design phase and pre-deployment activities	a. No award b. No award Avg. = 0%
7.	LTR Industries a. achieve operating profit of **** b. achieve **** metric tons of sales c. ********	a. Maximum b. Maximum c. N.A.(10) Avg. = 200%

Objective Number	Description of Objective at Level Achieved	2007 Performance Level Achieved (Target = 100%)
8.	Lower Ignition Propensity Papers
    a. achieve operating profit goal of *****

    b. achieve cost per s.u. of **** by year-end on ****** papers

    c. achieve print banded paper sales of > ***** s.u. by year-end

	d. develop printing process with lower ********* than ******* by year-end	a. Maximum b. No award c. Maximum d. Maximum Avg. = 144%
9.	PdM Philippines Industries a. achieve ***** operating profit b. achieve paper machine 2 appropriation speed of ***** c. do not exceed authorized capital spending of ***** d. achieve July 2007 start-up	a. No award b. No award c. No award d. No award Avg. = 0%
10.	China Tobacco Mauduit a. all actions on pace to achieve project spending and 2008 start-up objectives	a. Target Avg. = 100%
11.	[*****************] a. complete qualification b. consume ****** metric tons c. develop plan for utilization of *******	a. Maximum b. Target c. Maximum Avg. = 167%
12.
Acquisitions
    a. complete acquisition of minority interest in LTR Industries at price not to exceed Euro 35 million

    b. present ***** Project to Board of Directors for approval by April 07 meeting

	c. if decision to proceed, make ***** progress toward acquisition of ******* at a price accretive to earnings	a. Maximum b. Threshold c. Outstanding Avg. = 125%

Objective Number	Description of Objective at Level Achieved	2007 Performance Level Achieved (Target = 100%)
13.	Cash/Debt Management a. maintain bank covenants b. no quarter more than 30% total debt to capital ratio c. no reduction in pace of strategic project spending due to financing limitations	a. Maximum b. Maximum c. Maximum Avg. = 200%

(8)
******** indicates no disclosure due to the confidential and competitively sensitive nature of the information.

(9)
Subsequent to the establishment of this objective a decision was made to permanently close the Lee Mills beginning May 1, 2008.

(10)
Objective was eliminated due to increased demand that resulted in the restart of an idled paper machine, which action rendered the objective no longer applicable.

        C.    SWM Stock Price Multiplier. The 2007 award stock price multiplier (114.4%) was equal to the daily average 2007 SWM closing stock prices ($26.20) divided by the daily average 2006 SWM closing stock prices ($22.91).

        D.    Performance Share Award Opportunity as a % of 2007 Base Salary/Relative to Competitive Long-Term Incentive Market Multiples at Target.

Named Executive Officer Position	25% Threshold	100% Target/Market	150% Outstanding	200% Maximum
Chairman and Chief Executive Officer	44.25%	177%/177%	265.50%	354%
Chief Operating Officer	32.50%	130%/120%	195%	260%
President—Americas	22.50%	90%/100%	135%	180%
Chief Financial Officer	22.50%	90%/90%	135%	180%
Vice President Strategic Planning and Implementation	23.75%	95%/N/A	142.50%	190	%(11)

(11)
A competitive analysis of long-term incentive opportunity was not performed for this position as it was temporary for 1 year. The target award opportunity was established by reference to the terminated Long-Term Incentive Plan award opportunity.

        The Performance Share Award Opportunity as a percent of base salary at each level was established for each Named Executive Officer based on competitive market data as approved by the Compensation Committee.

Stockholder Return

        The return to stockholders in 2007 from the actions accomplished under the Annual Incentive Plan and Restricted Stock Plan long-term incentive opportunity are noted below:

% of gross Net Income increase paid to stockholders	43%
% of gross Net Income increase paid to all AIP/LTIP participants including Named Executive Officers	57%
Stockholder return = Net gain over cost of investment(12)	75%

(12)
Does not include the ongoing expected return to stockholders from objectives accomplished under the long-term incentive opportunity.

        Deferred Compensation Plan—Company Contributions.    Company contributions to the accounts of the Chief Financial Officer and the Chief Operating Officer were made in order to help defray a portion of the tax impact associated with targeted restricted stock grants they each received in 2007 and to provide an additional retention incentive.

Participant	Amount	Frequency	Grant Date	Vesting	Total Commitment
Chief Operating Officer	$10,000	Annually	1/2/2007 1/2/2008 1/2/2009	1/2/2010	$30,000
Chief Financial Officer	$5,000	Annually	1/2/2007 1/2/2008 1/2/2009	1/2/2010	$15,000

        Targeted Restricted Stock Grants.    Grants of restricted shares were made to certain Named Executive Officers and certain other key members of management in 2007. The decision to make these grants was based primarily on retention concerns. The company's performance had been adversely impacted by rapidly changing market conditions in 2005 and 2006 as a result of which no or very small amounts of incentive compensation was earned. At the same time, the senior management team was in a period of transition with changes in the Chief Operating Officer, Chief Financial Officer, President—France, President—U.S., and Financial Director—France positions having recently been made and changes in other senior positions were in process all of which were occurring at the same time a substantial restructuring of the group's operations was underway. The Compensation Committee determined that retention of the incumbent management team for transition purposes and retention of the new members of the management team was critical during this period. An additional basis for a limited number of the shares granted was recognition of exemplary performance during 2006 under difficult business conditions.

Participant	Number of Restricted Shares
Chief Operating Officer	5,000
Chief Financial Officer	2,500

Director Compensation

        The compensation paid to directors generally follows the same principles as apply to Named Executive Officer compensation. Director compensation is market based and closely aligned with the interests of stockholders by allocating one-half of the total compensation to equity. Director compensation is established based on the same type of competitive compensation analysis as is used to set executive compensation. Total Director compensation is targeted at the 50th percentile of the selected peer group, which consisted of the companies noted below in 2007:

  •
  Buckeye Technologies, Inc.

  •
  Caraustar Industries, Inc.

  •
  Chesapeake Corporation

  •
  Nashua Corporation

  •
  Neenah Paper, Inc.

  •
  P.H. Glatfelter Company

  •
  Pope & Talbot Inc.

  •
  Potlatch Corporation

  •
  Wausau Paper Corporation

        Director compensation is more heavily weighted toward meeting fees and equity than the peer group, which reflects the value the Company places on meeting attendance and alignment with stockholders.

        The Board of Directors typically adjusts Director compensation every 2 years. In 2007, the Board of Directors approved the following changes in Director compensation that were effective January 1, 2008.

	Current	Increased to
Chairperson's Committee Meeting Fee (including audit committee quarterly conference calls)	$2,500 per meeting	No change
Committee Meeting Fee for Other Members (including audit committee quarterly conference calls)	$1,750 per meeting	No change
Annual Retainer Fee (paid in the form of common stock)	$37,000 per annum	$47,000 per annum
Lead Non-Management Director (payable in equal quarterly installments in cash or stock at the director's election)	$10,000 per annum	$16,000 per annum
Board Meeting Fee	$5,000 per meeting	No change

        Corporate Income Tax Treatment    Base salaries and equity grants under the Restricted Stock Plan, which is being presented for approval by stockholders at this annual meeting, are not considered performance-based compensation for purposes of excluding them from the $1 million limit on non-performance based compensation that can be taken as a corporate income tax deduction under Section 162(m) of the Internal Revenue Code. To date, the Company has not lost any income tax deductions for executive compensation. However, with inflation and other factors, that may soon no longer be the case for the 2 or 3 most highly compensated officers—or in years where management performs well against long-term incentive objectives provided under the Restricted Stock Plan. If approved by stockholders, performance share grants under the Restricted Stock Plan would qualify as deductible performance-based compensation. The Compensation Committee and the Board of Directors evaluates the objective of maximizing the Company's income tax deductions, but does not have a firm policy prohibiting payment of compensation that would not qualify for favorable tax treatment.

        Compensation Approval Process    Each year, the Chief Executive Officer meets with the Chairman of the Compensation Committee and the Compensation Committee's independent consultant to develop and review an executive compensation package for the upcoming year. The annual Competitive Compensation Analysis is also reviewed at that time and any questions concerning its conclusions or the process are vetted. At the Compensation Committee Chairman's discretion, he may meet separately with the independent compensation consultant. Based on this pre-meeting and any follow-up work identified at that time, an executive compensation proposal is prepared and provided to the full Compensation Committee for their review. The Compensation Committee typically meets in November to discuss the executive compensation program. At this meeting, the Compensation Committee will take action on the various components of the executive compensation plan and conclude on its recommendations to the full Board of Directors concerning the establishment of the Corporate Unit Objectives under the Annual Incentive Plan for the upcoming award cycle. The Compensation Committee will also provide recommendations for the Chief Executive Officer's base salary and individual performance objectives for the upcoming year and evaluate his performance against the current year objectives.

        At the December Board of Directors meeting, the Compensation Committee provides a full report on its actions on executive compensation for the upcoming year as well as its estimate of payouts, if any, under the incentive compensation award opportunities for the current year. The Compensation Committee also reports on the equity grants made during the year outside of the incentive compensation plan awards. The Board of Directors will take action on the Corporate Unit Objective for the upcoming year and will address the current and upcoming year compensation for the Chief Executive Officer in the non-management directors meeting. When audited financial results are available or known, the Compensation Committee meets again to confirm performance against objectives and to ratify the final award payments.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Comprehensive Compensation Discussion & Analysis with management.

        Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Comprehensive Compensation Discussion & Analysis be included in the Company's Proxy Statement and incorporated by reference in the Company's Annual Report in its Form 10-K.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS Richard D. Jackson (Chairman) Claire L. Arnold Larry B. Stillman

Summary Compensation

        The executive compensation information reported in the Summary Compensation Table set forth below is for services rendered to the Company and its subsidiaries commencing on January 1, 2007 and ending on December 31, 2007, the last day of the Company's 2007 fiscal year. All compensation earned in the 2007 fiscal year is reported in that year without regard to when actually paid by the Company or deferred by the recipient and therefore not technically received by the recipient in the 2007 fiscal year.

Summary Compensation Table 2007

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Wayne H. Deitrich Chairman of the Board and Chief Executive Officer	2007 2006	606,923 580,962	(1) (1)	0 0		1,279,230 213,739	(3)	428,625 0	0 0	17,382(2) 14,900(4)	2,332,160 809,601

Peter J. Thompson Chief Financial Officer and Treasurer(5)	2007 2006	312,000 285,883		0 0		320,857 11,027	(6) (3)	144,472 59,573	5,717(7) 5,506(9)	31,486(8) 17,834(10)	814,532 379,823

Otto R. Herbst President—Americas(11)(12)	2007 2006	335,000 390,324	(14)	0 0		364,681 60,959	(6) (3)	180,900 22,200	0 0	175,264(13) 39,545(15)	1,055,845 513,028

Paul C. Roberts Vice President Strategic Planning and Implementation(16)	2007 2006	342,900 329,712	(1) (1)	0 0		487,722 132,919	(3)	160,477 0	28,332(17) 45,590(19)	25,452(18) 42,800(20)	1,044,883 551,021

Frédéric P. Villoutreix Chief Operating Officer	2007 2006	439,410 347,491		36,618 165,002	(22)	657,110 61,475	(6) (3)	225,967 0	0 0	286,062(21) 187,000(23)	1,645,167 790,968

(1)
Includes unused regular vacation earned in the following amounts: for Mr. Deitrich $6,923 in 2007 and $10,962 in 2006 and for Mr. Roberts $12,700 in 2007 and $12,212 in 2006.

(2)
Other Compensation consisted of $10,125 in matching contributions to the 401(k) savings plan, $4,757 in dividends on restricted stock and $2,500 in matching charitable contributions.

(3)
Restricted stock grants: Mr. Deitrich 100% of the FAS 123R value of an award granted on December 15, 2006 at a share price of $26.96 that vested on December 14, 2007; Mr. Thompson, 1/2 of the total FAS 123R value of an award granted on December 15, 2006 at a share price of $26.96 that vested on December 14, 2007; Mr. Herbst, approximately 1/4, 1/3 and 1/2 of the total FAS 123R value of awards granted on January 3, 2006, August 1, 2006 and December 15, 2006 at a share prices of $24.59, $19.75 and $26.96, respectively; Mr. Roberts, 100% of the FAS 123R value of awards granted on January 3, 2006 and December 15, 2006 at share prices of $24.59 and $26.96 that vested on December 31, 2006 and December 14, 2007 and Mr. Villoutreix, 1/4 of the FAS 123 value of an award granted on January 3, 2006 at a share price of $24.59. Dividends are not included in the disclosed stock award value.

(4)
Other Compensation consisted of $9,900 in matching contributions to the 401(k) savings plan and $5,000 for reimbursement of tax preparation fees for years 2001-2005.

(5)
Mr. Thompson became Chief Financial Officer and Treasurer on August 1, 2006. Prior to that time he was President—U.S. Operations.

(6)
Included the following restricted stock grants: Mr. Thompson, 1/2 of the total FAS 123R value of an award granted on December 15, 2006 at a share price of $26.96, that vested on December 14, 2007 and 1/3 of the total FAS 123R value of an award granted on January 3, 2007 at a share price of 25.98 that vests on January 3, 2010; Mr. Herbst, approximately 1/4, 1/3 and 1/2 of the total FAS 123R value of awards granted on January 3, 2006, August 1, 2006 and December 15, 2006 at share prices of $24.59, $19.75 and $26.96, respectively that vest on January 1, 2010, August 1, 2010 and December 14, 2007, respectively; Mr. Villoutreix, 1/4 of the total FAS 123R value of an award granted on January 3, 2006 at a share price of $24.5 and 1/3 of the total FAS 123R value of an award granted on January 3, 2007 at a share price of $25.98 that vests on January 3, 2010. Dividends are not included in the disclosed stock award value.

(7)
An increase representing market-based interest on Mr. Thompson's cash balance fund account balance in the Schweitzer-Mauduit International, Inc. Retirement Plan.

(8)
Company contributions to the Deferred Compensation Plan on Mr. Thompson's behalf included $8,579 in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions and $5,000 to partially offset tax liabilities associated with restricted stock grants. The balance of the "Other Compensation" consisted of $13,716 in matching contributions to the 401(k) savings plan, $1,000 reimbursement of tax preparations fees, $1,991 in dividends on restricted stock and $1,200 in company match on charitable donations.

(9)
An increase representing market-based interest on Mr. Thompson's cash balance fund account balance in the Schweitzer-Mauduit International, Inc. Retirement Plan.

(10)
Company contributions to the Deferred Compensation Plan on Mr. Thompson's behalf were $3,670 in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions. The balance of the "Other Compensation" consisted of $12,100 in matching contributions to the 401(k) saving plan, $1,000 in reimbursement of tax preparation fees and $1,064 in spousal travel reimbursement.

(11)
Mr. Herbst was President—Brazilian Operations until August 1, 2006 when he became President—Americas.

(12)
Mr. Herbst's 2006 compensation was paid in Brazilian reais and was converted at the December 31, 2006 exchange rate of 0.46773 reais to the U.S. dollar.

(13)
Company contributions to the Deferred Compensation Plan on Mr. Herbst's behalf included $10,066 in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions and $4,000 to partially offset tax liabilities associated with restricted stock grants. The balance of the "Other Compensation" consisted of $11,366 in matching contributions to the 401(k) savings plan, $6,887 in dividends on restricted stock, relocation expenses of $58,828, estimated tax gross-ups of $34,117 for relocation expenses and $50,000 in estimated income tax gross-ups.

(14)
Includes vacation pay in the amount of $83,215. The vacation amount represents 92 days of accumulated and unused vacation that was payable to Mr. Herbst upon his transfer of employment to the Company under applicable Brazilian law and company vacation policy.

(15)
Company contributions to the Deferred Compensation Plan on Mr. Herbst's behalf were $4,000 to partially offset tax liabilities associated with restricted stock grants. The balance of the "Other Compensation" consisted of $13,985 for a car allowance; $8,172 for gas and maintenance, $5,310 for medical assistance, $3,578 housing allowance and $4,500 in dividends on restricted stock.

(16)
Mr. Roberts was Chief Financial Officer and Treasurer until August 1, 2006.

(17)
Includes an increase of $24,678 in the Schweitzer-Mauduit International, Inc. Retirement Plan and an increase of $3,654 in the Schweitzer-Mauduit International, Inc. Supplemental Pension Plan resulting from an additional year of service that lessens the amount of benefit reduction upon early retirement.

(18)
Company contributions to the Deferred Compensation Plan on Mr. Roberts' behalf were $10,227 in 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions. The "Other Compensation" consisted of $10,835 in matching contributions to the 401(k) savings plan, $1,590 in dividends on restricted stock, $1,000 in reimbursement of tax preparation fees and $1,800 in matching charitable gift contributions.

(19)
An increase of $39,481 in the Schweitzer-Mauduit International, Inc. Retirement Plan and an increase of $6,109 in the Schweitzer-Mauduit International, Inc. Supplemental Pension Plan resulting from an additional year of service that lessens the amount of benefit reduction upon early retirement.

(20)
Company contributions to the Deferred Compensation Plan on Mr. Roberts' behalf included the following: $8,279 in 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions and $20,000 to partially offset tax liabilities associated with restricted stock grants. The balance of the "Other Compensation" consisted of $1,500 in dividends on restricted stock, $12,021 in matching contributions to the 401(k) savings plan and $1,000 in reimbursement of tax preparation fees.

(21)
Company contributions to the Deferred Compensation Plan on Mr. Villoutreix's behalf included $18,803 in 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions and $10,000 to partially offset tax liabilities associated with restricted stock grants. The balance of the "Other Compensation" consisted of $9,000 in dividends on restricted stock; $13,500 in matching contributions to the 401(k) savings plan; $38,156 educational allowance; $107,068 foreign service premium; $50,000 estimated income tax gross-up, $2,137 Medicare gross-up, $9,739 in tax preparation fees. In addition, Mr. Villoutreix received certain benefits directly in France which are reimbursed in euros and were converted at the December 31, 2007 exchange rate of 1.4647 euros to the U.S. dollar. These benefits include: $19,413 car rental; $7,476 apartment rental and $770 for utilities.

(22)
Includes a completion bonus of $33,002 and a guaranteed minimum payment of $132,000 under the Company's Annual Incentive Plan in 2006. Mr. Villoutreix's guaranteed Annual Incentive Plan bonus was converted at the December 31, 2006 exchange rate of 1.32 euros to the U.S. dollar.

(23)
Company contributions to the Deferred Compensation Plan on Mr. Villoutreix's behalf included the following: $7,762 in 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions. The balance of the "Other Compensation" consisted of $6,000 in dividends on restricted stock; $13,200 in matching contributions to the 401(k) savings plan; $36,266 educational allowance; $97,937 foreign service premium and $1,974 Medicare gross-up. In addition, Mr. Villoutreix received certain benefits directly in France which are reimbursed in euros and were converted at the December 31. 2006 exchange rate of 1.32 euros to the U.S. dollar. These benefits include: $11,669 car rental; $6,129 apartment rental; $5,659 furniture allowance and $404 for utilities.

        Mr. Villoutreix is compensated as an expatriate. Mr. Villoutreix, who became the Company's Chief Operating Officer in February 2006, is a U.S. executive based in France. He receives certain income and Medicare tax gross-ups, educational allowances and foreign service payments as a result of this arrangement. In order to induce Mr. Villoutreix to join the Company, his employment offer included a signing bonus, a guaranteed Annual Incentive Plan payout in 2006, a grant of 10,000 shares of restricted stock and a completion bonus of 25,000 euros per year for a 4-year period.

        The expatriate package for Mr. Villoutreix was developed in consultation with KPMG and Towers Perrin, internationally recognized tax and compensation consultants, respectively. The compensation package was reviewed with and approved by the Company's Compensation Committee.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards
											All Other Stock Awards: Number of Shares of Stock or Units (#)(1)
												Full Grant Date Fair Value ($)(2)

	Compensation Committee Action
Name		Grant Date	Threshold ($)		Target ($)	Maximum ($)	Threshold ($)		Target ($)	Maximum ($)

W. Deitrich	1/24/07	3/1/07	251,250		502,500	1,005,000	296,475		1,185,900	2,371,800	53,614	1,279,230

P. Thompson	1/24/07 1/24/07	1/3/07 3/1/07	73,125		146,250	292,500	73,125		292,500	585,000	2,500 14,175	64,950 338,216

O. Herbst	1/24/07	3/1/07	78,395		156,790	313,580	78,390		313,560	627,120	14,031	334,780

P. Roberts	1/24/07	3/1/07	0		0	0	0		0	0	20,441	487,722

F. Villoutreix	1/24/07 1/24/07	1/3/07 3/1/07	125,671	(3)	251,343	502,686	149,352	(4)	597,408	1,194,816	5,000 25,913	129,900 618,284	(5)

(1)
Grants of restricted stock under the Restricted Stock Plan. Dividends are paid on unvested restricted stock at a rate of 60 cents per year per share from the date of grant.

(2)
For the stock awards with a grant date of 1/3/07 the value is the total FAS 123R value using the January 3, 2007 share price of $25.98. For the stock awards with a grant date of 3/1/07 the value is the total FAS 123R value using the February 28, 2007 share price $23.86. These amounts are not the same as the portion of the award expensed in 2007 under FAS 123R.

(3)
The award is denominated in euros and was converted at the December 31, 2007 exchange rate of 1.4647 euros to the U.S. dollar.

(4)
The award is denominated in euros and was converted at the January 2, 2008 exchange rate of 1.4729 euros to the U.S. dollar

(5)
The award is denominated in euros and was converted at the January 3, 2007 exchange rate of 1.3161 euros to the U.S. dollar.

        In December 2007, a non-equity incentive plan award opportunity was established under the Annual Incentive Plan for the 2008 performance period. The Annual Incentive Plan provides a cash-based award opportunity that may be earned if performance objectives are achieved over a fiscal year period. Objectives are established for unit and individual performance with the individual award component not exceeding 30% of the total award opportunity. Incentive cash opportunities can range from 17.5% to 150% of a participant's 2008 base salary depending on the position held by the participant. The threshold and maximum award opportunities for the Chief Executive Officer and Chief Financial Officer range from 37.5% to 150% and from 22.5% to 90%, respectively, of their 2008 base salary. Unit Objectives, excepting the corporate unit and the Chief Executive Officer's individual objectives, are approved by the Compensation Committee. The full Board of Directors approves the corporate unit objective and the Chief Executive Officer's individual objectives and the Chief Executive Officer approves all other officer's individual objectives.

        The Corporate unit objective established for the 2008 Annual Incentive Plan is increased diluted earnings per share, excluding restructuring charges. The operating unit objectives are increased operating profit, excluding restructuring charges. The threshold level objective for each unit, is typically set at the prior year actual for the metric being measured. There is no payout for performance below threshold for any objective and performance against objectives is measured after deducting the compensation expense associated with any payout. The Compensation Committee or the Board of Directors, as applicable, approves the performance objectives and the award opportunity at the beginning of the year and the Compensation Committee approves the measurement of performance against objectives at the end of the year based on the Company's audited financial statements.

        2008 is the last year in the 2007-2008 award cycle of the long-term incentive award opportunity provided under the Restricted Stock Plan. Thirteen performance metrics have been approved for this award opportunity that are directed toward measuring the successful completion of various restructuring activities in each of the Company's areas of operations that are described in further detail in the Comprehensive Compensation Discussion and Analysis found at pages 19-22 herein. These metrics include improvements in operating profit, gross profit, sales volume, employment reductions, product grade costs per standard unit, raw material costs, new product qualifications, maintaining capital project budgets and schedules, maintaining debt to capital ratios and completing transactions on various potential strategic opportunities. The metrics are tailored to each participant's primary responsibilities. Participants at the corporate staff level have all 13 metrics. Each metric and subcomponent within a metric is weighted equally. There is no incremental award earned for performance that falls between metric performance levels. Final performance evaluations that fall between the performance levels will be prorated. Awards earned in 2007, year one of the award cycle, were banked in the form of restricted stock that is granted in 2008, but which does not vest until the final award is determined and all shares earned during the award cycle are vested in 2009. The monetary value of the earned award banked in 2007 is reflected in the column captioned "Stock Awards" in the Summary Compensation Table found at page 26 herein and the 2008 opportunity is reflected in the column captioned "Estimated Future Payouts Under Equity Incentive Plan Awards", in the Grants of Plan Based Awards Table found at page 28 herein. These are estimates based on 2008 base salary and 100% of the recommended multiple for the long-term incentive award opportunity as reflected in the October 2007 Competitive Compensation Analysis conducted by Towers Perrin. The terms of the 2007-2008 award opportunity provide that the annual opportunity for each year is to be adjusted to reflect:

  (i)
  the base salaries approved by the Compensation Committee for such year;

  (ii)
  the long-term incentive opportunity multiple developed from the Competitive Compensation Analysis and approved by the Compensation Committee for such year; and

  (iii)
  the average daily closing share price of the prior year as reported on the New York Stock Exchange composite and the applicable foreign currency exchange rate.

        Participants may earn awards that range from 0% up to 200% of the target performance award opportunity allocated by the Compensation Committee, subject to a stock price multiplier. The Committee sets the target award opportunity at the 50th percentile of the competitive long-term incentive market multiple (LTI Market Multiple) established by the Competitive Compensation Analysis. The LTI Market Multiple as a percentage of 2008 base salary for the Chief Executive Officer and Chief Financial Officer is 177% and 90%, respectively, and ranges from 130% to 35% for all other participants.

        The number of shares of restricted stock earned in each year of the 2007-2008 performance award cycle are determined annually following the close of the audited financial accounts based on the following formula:

  Base Salary (adjusted for exchange rate if applicable) × Opportunity Award % × Award
          Level Achieved % ÷ Average Base Share Price = Base Shares

  Base Shares × Average Current Share Price/Average Base Share Price = Number of Shares Earned in
          Performance Year

Where:

  Base Salary—is the salary in effect in January of the year for which performance is being measured.

  Award Level Opportunity—is the threshold, target, outstanding or maximum award opportunity % established by the Compensation Committee for the long-term incentive opportunity for the year in which performance is being measured.

  Average Base Share Price—is the average of the daily closing share prices reported on the
          New York Stock Exchange's daily composite report for the Company's common stock for the prior year period 1/1/2008-12/31/2008 and resets for each year of the award cycle, but in no event is the average base share price less than the Average Base
          Share Price for 2006.

  Average Current Share Price—is the average of the daily closing share prices reported on the New
          York Stock Exchange's daily composite report for the Company's common stock for the full calendar year for which performance is being measured.

  Provided that the result of the ratio of the Average Current Share Price/the Average Base Share
          Price shall not be less than 50% nor more than 200% of the Average Current Share Price.

        At the end of each plan year, each participant's goal achievement is evaluated. Threshold performance provides a 25% payout, target a 100% payout, outstanding a 150% payout and maximum a 200% payout. Awards and the associated payout are mathematically determined based on the sum of the performance on all assigned metrics. No awards are earned for performance below threshold.

        The earned number of shares of restricted stock are banked in year one and vest at the point the award for year 2008 is finally determined in March 2009. Banked shares of restricted stock have voting rights and receive dividends.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Wayne H. Deitrich 1/8/2001 1/15/2002 1/2/2003 1/2/2004 1/3/2005	56,216 88,911 85,450 60,800 52,100	0 0 0 0 0	19.35 23.05 24.53 30.17 33.55	1/7/2011 1/14/2012 1/1/2013 1/1/2014 1/2/2015	0		0

Peter J. Thompson 1/4/1999 1/8/2001 1/15/2002 1/2/2003 1/2/2004 1/3/2005	11,950 9,528 6,660 15,900 9,650 12,300	0 0 0 0 0 0	15.69 19.35 23.05 24.53 30.17 33.55	1/3/2009 1/7/2011 1/14/2012 1/1/2013 1/1/2014 1/2/2015	2,500	(2)	64,775

Otto R. Herbst 1/8/2001 1/15/2002 1/2/2003 1/2/2004 1/3/2005	3,000 4,700 3,750 5,200 5,250	0 0 0 0 0	19.35 23.05 24.53 30.17 33.55	1/7/2011 1/14/2012 1/1/2013 1/1/2014 1/2/2015	10,000	(3)	259,100

Paul C. Roberts 1/15/2002 1/2/2003 1/2/2004 1/3/2005	18,900 18,000 12,450 17,700	0 0 0 0	23.05 24.53 30.17 33.55	1/14/2012 1/1/2013 1/1/2014 1/2/2015	0		0

Frédéric P. Villoutreix	0	0			15,000	(4)	388,650

(1)
Grants of restricted stock under the Restricted Stock Plan. Dividends are paid on unvested restricted stock at a rate of 60 cents per year per share from the date of grant. Value calculated using December 31, 2007 share price of $25.91 per share.

(2)
The restricted stock vests on January 3, 2010.

(3)
The restricted stock vests 5,000 shares each on January 1, 2010 and August 1, 2010.

(4)
The restricted stock vests 10,000 shares on January 1, 2010 and 5,000 shares on January 3, 2010.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Wayne H. Deitrich	30,926	382,455	7,928	194,553

Peter J. Thompson	2,500	22,306	818	20,074

Otto R. Herbst	0	0	1,479	36,295

Paul C. Roberts	20,800	157,966	2,650	65,031

Frédéric P. Villoutreix	0	0	0	0

(1)
All shares vested on December 14, 2007 and are valued at the closing price that day of $24.54 per share.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)

Wayne H. Deitrich	Schweitzer-Mauduit International, Inc. Retirement Plan	36	2,007,997

	Schweitzer-Mauduit International, Inc. Supplemental Pension Plan	36	2,710,327

Peter J. Thompson	Schweitzer-Mauduit International, Inc. Retirement Plan	9	127,624

Paul C. Roberts	Schweitzer-Mauduit International, Inc. Retirement Plan	28	1,478,022

	Schweitzer-Mauduit International, Inc. Supplemental Pension Plan	28	234,759

        Messrs. Deitrich, Thompson and Roberts participate in the Company's Retirement Plan, a qualified defined benefit plan. The Retirement Plan had 2 benefit formulas, a final average pay benefit formula applicable to Messrs. Deitrich and Roberts and a cash balance benefit formula applicable to Mr. Thompson. The accrual of additional benefits under the Retirement Plan for both benefit formulas was frozen for all salaried employees, including the Named Executive Officers, effective as of January 1, 2006. Consequently, salaried participants in the final average pay formula benefit accrue no further benefits under the Retirement Plan and salaried participants in the Cash Balance Formula Benefit continue to accrue only annual interest on their account balances after December 31, 2005. The reported benefits are based on the frozen final average earnings accrued benefit for Messrs. Deitrich and Roberts as of December 31, 2005 and the frozen final cash balance account for Mr. Thompson as of December 31, 2005.

  Final Average Pay Formula Benefit

        The final average pay formula benefit entitles each vested salaried U.S. employee participating in that benefit formula to an annual pension benefit at normal retirement equal to 1.50% of final average earnings times the employee's years of service, subject to a deduction for social security benefits or, if greater, 1.125% of final average earnings times years of service, plus a specific amount for certain employees. Final average earnings is defined as the highest average of any 5 years of Earnings (as defined in the Retirement Plan) out of the last 15 calendar years of covered employment, or over the last 60 months of credited benefit service, if greater. The minimum monthly benefit payable in a single-life annuity to salaried employees is the lesser of $125 or $25 times years of service.

        Retirement benefits for salaried participants who have at least 5 years of vesting service may begin on a reduced basis at age 55, or on an unreduced basis at normal retirement age. Unreduced benefits also are available for salaried participants with 10 years of vesting service at age 62 or as early as age 60 with 30 years of vesting service. The normal form of benefit for unmarried salaried participants is a single-life annuity payable monthly. Benefits will be actuarially adjusted if the employee receives one of the available forms of joint and survivor or other optional forms of benefit.

  Cash Balance Benefit Formula

        Mr. Thompson's cash balance account is credited with an annual interest credit based on the average yield on the 30-year Treasury bill for the November immediately preceding the current Retirement Plan year. The interest credit will continue to be accrued on the account balance after December 31, 2005. Participants have the option to receive their vested account balance as either a lump-sum payment, an immediate single life annuity or a 50% joint and survivor annuity if married when they terminate employment with the Company or become disabled.

  Supplemental Retirement Arrangements

        The Company's supplemental retirement arrangements provide a benefit equal to the difference between:

  (i)
  the benefit payable to a participant under the Retirement Plan and

  (ii)
  the benefit that would be payable to such participant under such plan, calculated without regard to the compensation limit under Code Section 401(a)(17) and the limitations on benefits under Code Section 415 ("excess benefits").

        All terms and conditions of the Retirement Plan apply equally to the Supplemental Retirement Plan, excepting the Internal Revenue Code Section 401(a)(17) and Internal Revenue Code Section 415 limitations. Effective December 31, 2005, as a result of the freeze in the further accrual of retirement plan benefits for salaried employees, no further benefits will accrue under the supplemental retirement arrangements. The supplemental benefit that was payable to cash balance formula participants was paid in the form of a corporate contribution to the Company's Deferred Compensation Plan and not to the Supplemental Retirement Plan. In general, the Company does not grant extra service or special provisions under its supplemental arrangements.

        Mr. Deitrich is eligible for early retirement with an unreduced benefit. Mr. Roberts is eligible for early retirement with a reduced benefit and he in fact retired effective as of 1/1/08. Mr. Thompson is immediately entitled to his cash account balance upon termination for any reason.

        Present Values in the Pension Benefits Table are based on the following assumptions:

Retirement Age	Earliest unreduced age (immediate for Mr. Deitrich and age 60 for Mr. Roberts Immediate for cash balance benefit (Mr. Thompson)
Payment form	FAE benefits—Combination of life annuity/50% J&S based on marriage assumption Cash balance benefits—Lump sum
Marriage	80% married with males assumed to be 3 years older than his spouse
Discount rate	6.4% at 12/31/2007, 6.00% at 12/31/2006
Postretirement mortality	Retirement Plan—RP2000 table, blue collar, projected 10 years Supplemental Pension Plan—RP2000 table, white collar, projected 10 years
Salary scale	None
Pre-retirement decrements	None

NONQUALIFIED DEFERRED COMPENSATION PLANS

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)

Wayne H. Deitrich	0	0	0	0	0

Peter J. Thompson	14,657	13,579	22,118	0	435,818

Otto R. Herbst	20,220	14,066	496	0	39,045

Paul C. Roberts	33,020	10,227	28,211	0	612,161

Frédéric P. Villoutreix	75,645	28,803	3,939	0	127,665

(1)
All contributions in 2007 relating to 2007 compensation were reported as compensation in the 2007 Summary Compensation Table. Contributions expensed in a prior year are not included.

        The Deferred Compensation Plan permits eligible employees who elect to participate to defer receipt and taxation of a portion of their annual salary and incentive bonuses. The amount of annual salary and incentive bonus awards that may be deferred is limited to 25% and 50%, respectively. Eligibility to participate in the Deferred Compensation Plan is limited to "management" and "highly compensated employees" as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company may, with Compensation Committee approval, make cash contributions to a participant's account in the Deferred Compensation Plan. In connection with the recent changes to the regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, contributions and deferrals into the Deferred Compensation Plan have been frozen to stop the accrual of additional unvested benefits in that plan as of December 31, 2004. Participants will not accrue any additional benefits other than market-based investment earnings or losses on their individual accounts in that plan. Post December 31, 2004 deferrals and corporate contributions go into the Deferred Compensation Plan No. 2. This plan is also a non-qualified, deferred compensation plan. This plan is intended to operate in a manner substantially similar to the Deferred Compensation Plan, subject to those new requirements and changes mandated under Section 409A of the Internal Revenue Code of 1986, as amended.

        Amounts deferred into the Deferred Compensation Plan by a participating officer, or contributed on the officer's behalf by the Company, can be invested at the officer's election in an account that tracks, but does not actually invest in, some of the fund elections available under the Company's 401(k) savings plan. The participating officer bears the investment risk. The Company makes no guaranty as to the return of the principal amount of any funds deferred or of any income thereon. The funds remain subject to the Company's creditors while in the Deferred Compensation Plan.

        Certain amounts paid as retirement benefits have also been contributed to the accounts of certain officers in the Deferred Compensation Plan that received a retirement benefit under the Cash Balance Formula. These contributions earn annual interest equal to the 30-year Treasury bill rate. These contributions are discussed in further detail under the caption Supplemental Retirement Arrangements at page 33.

        A Participant may elect to receive payment of the vested amount credited to his Deferral Account based on a Participant deferral in a single lump sum or in 5, or 10 annual installments. No payments may commence in less than 5 years following the date of the deferral election, except in the case of retirement. Alternative distributions may occur in certain defined circumstances including disability, death of participant, separation from service, change of control and unforeseeable emergency; as such terms are defined in the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        The Company's Executive Severance Plan (the "Severance Plan") provides that in the event of termination of a participant's employment with the Company or one of its French affiliates for any reason other than death, disability or retirement within 2 years after a change of control of the Company, a participant will be entitled to salary and benefit continuation. A change of control is defined as the date as of which: (a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires actual or beneficial ownership of shares of the Company having 15% or more of the total number of votes that may be cast for the election of Directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

        In the event of termination as a result of a change of control, participants employed in the United States will be entitled to:

  (i)
  receive a cash payment in an amount equal to 3 times the highest annual compensation (base salary and annual incentive awards) paid or payable within the 3 year period ending on the date of termination;

  (ii)
  receive health and dental benefits from the Company for a period of 3 years; and

  (iii)
  receive a cash payment in an amount equal to the actuarial equivalent of the accrued benefits the participant would have earned under the Retirement Plan and the Supplemental Plan if the participant had continued participation in those plans for 3 years following termination. The Executive Severance Plan was amended in November 2005 to provide that the calculation of the actuarial equivalent of the accrued benefit would be based on the terms of the Retirement Plan prior to the effective date of the freeze of the accrual of further Retirement Plan benefits for salaried employees that was effective December 31, 2005.

        A participant employed by one of the Company's French subsidiaries is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France.

        Upon a change of control, all restricted stock, stock options and corporate deferred compensation plan contributions that have been granted, but not yet vested, vest automatically. Under the Annual Incentive Plan, the participant is entitled to payment of a pro rata portion of the incentive award at the target performance percentage, without regard to achievement of pre-established objectives. Under the Long-Term Incentive Plan, the participant will receive a pro rata portion of the performance awards allotted to the participant also based upon target performance. The Long-Term Incentive Plan also contains a provision for such an award in the event of a constructive discharge following a change of control or potential change of control. Constructive discharge is deemed to have occurred upon any of the following actions taken by the Company or an Affiliate without the participant's written consent following a potential change of control: (a) the assignment of duties inconsistent with, or the reduction of the powers, duties, responsibilities, and prerogatives associated with, the participant's position, office, and status with the Company or an Affiliate; (b) a demotion of the participant or any removal of the participant from or failure to re-elect or reappoint the participant to any title or office; (c) a reduction in the participant's base salary or bonus potential or the Company's or an Affiliate's failure to increase the participant's base salary (within 12 months of the participant's last increase in base salary); and (d) any other similar actions or inactions by the Company or an Affiliate.

        A potential change of control is defined as the date as of which: (a) the Company enters into an agreement the consummation of which, or the approval by stockholders of which, would constitute a Change of Control; (b) proxies for the election of Directors of the Company are solicited by anyone other than the Company; (c) any person (including, but not limited to, any individual, partnership, joint venture, corporation, association or trust) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control; or (d) any other event occurs which is deemed to be a Potential Change of Control by the Board and the Board adopts a resolution to the effect that a Potential Change of Control has occurred.

        The Company shall pay the participant an additional gross-up payment to compensate such participant for the excise tax liability under Code Section 4999.

        The Compensation Committee of the Board of Directors of the Company establishes the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board of Directors, but no such amendment or termination shall be effective during the 2-year period following a change of control of the Company without the consent of all of the participants. The Company has agreements under the Severance Plan with the Named Executive Officers and certain other key employees.

        The maximum amounts payable upon termination pursuant to the Executive Severance Plan with the Named Executive Officers, assuming that a change of control of the Company and the termination of their employment on a basis that triggers plan benefits had occurred on December 31, 2007, are set forth in the following tables.

Potential Payments to Wayne H. Deitrich Upon Retirement,
Termination or Change in Control as of December 31, 2007

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)		Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary		0	0	1,200,000	(1)	1,800,000	1,200,000	(2)
Annual Incentive		0	0	0		1,046,814	0
Long-Term Incentives—		1,389,1390	1,389,1390	0		1,389,139	1,389,139
Performance Shares
Stock Options
Unvested and Accelerated		0	0	0		0	0
Restricted Stock Units		0	0	0		0	0
Benefits and Perquisites:
Deferred Compensation Plan		0	0	0		0	0
Health Care		0	0	0		24,127	0
Dental Care		0	0	0		1,304	0
Disability Benefits		0	0	0		1,998	120,000/year
Accrued Vacation Pay		69,231	69,231	69,231		207,692	69,231
Qualified Pension	Monthly Lifetime benefit	15,000	15,000	15,000		15,000	15,000
Non-Qualified Pension (SERP)	Monthly Lifetime benefit	23,915	23,915	23,915		23,915	23,915
Qualified 401(k) Plan	Lump Sum Benefit	255,912	255,912	255,912		255,912	255,912
Additional payment based on Pension Plan	Lump Sum Benefit	0	0	0		610,733	0
Additional payment based on 401(k) Plan	Lump Sum Benefit	0	0	0		132,109	0
Tax Gross-Ups		0	0	0		0	0

(1)
24 months base salary.

(2)
24 months 2007 salary for disability only.

Potential Payments to Peter J. Thompson Upon Retirement,
Termination or Change in Control as of December 31, 2007

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)		Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary		0	0	312,000	(1)	936,000	312,000	(2)
Annual Incentive		0	0	0		216,036	0
Long-Term Incentives—		0	0	0		367,274	367,274
Performance Shares
Stock Options
Unvested and Accelerated		0	0	0		0	0
Restricted Stock Units		0	0	0		432,049	432,049
Benefits and Perquisites:
Deferred Compensation Plan		0	0	0		0	0
Health Care		0	0	0		38,686	0
Dental Care		0	0	0		2,828	0
Disability Benefits		0	0	0		2,214	120,000/year
Accrued Vacation Pay		0	0	24,000		72,000	24,000
Qualified Pension	Lump Sum Benefit	127,624	127,624	127,624		127,624	127,624
Excess Pension in Deferred Comp	Lump Sum Benefit	22,610	22,610	22,610		22,610	22,610
Qualified 401(k) Plan	Lump Sum Benefit	292,528	292,528	292,528		292,528	292,528
Excess 401(k) in Deferred Comp	Lump Sum Benefit	8,579	8,579	8,579		8,579	8,579
Additional payment based on Pension Plan	Lump Sum Benefit	0	0	0		125,194	0
Additional payment based on 401(k) Plan	Lump Sum Benefit	0	0	0		66,883	0
Tax-Gross-Ups		0	0	0		0	0

(1)
12 months base salary.

(2)
Disability only.

Potential Payments to Otto R. Herbst Upon Retirement,
Termination or Change in Control as of December 31, 2007

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)		Death or Disability ($)
Compensation:
Base Salary		0	0	335,000	1,005,000		335,000
Annual Incentive		0	0	22,900	133,646		0
Long-Term Incentives—		0	0	0	364,543		363,543
Performance Shares
Stock Options
Unvested and Accelerated		0	0	0	0		0
Restricted Stock Units		0	0	0	622,645	(2)	471,501	(1)
Benefits and Perquisites:
Deferred Compensation Plan		0	0	0	0		0
Health Care		0	0	0	26,570		0
Dental Care		0	0	0	2,828		0
Disability Benefits		0	0	0	221,400		0
Accrued Vacation Pay		0	0	32,212	96,636		32,212
Qualified Pension		0	0	0	0		0
Excess Pension in Deferred Comp		0	0	0	0		0
Qualified 401(k) Plan		26,135	26,135	26,135	26,135		26,135
Excess 401(k) in Deferred Comp		10,066	10,066	10,066	10,066		10,066
Additional payment based on Pension Plan		0	0	0	85,859		0
Additional payment based on 401(k) Plan		0	0	0	64,296		0
Tax Gross-Ups		0	0	0	0		0

(1)
Prorated for 1/1 and 8/1/2006 grants of 5,000 shares each at the share price of $25.91.

(2)
Based on 12/31/07 closing price of $25.91.

Potential Payments to Paul C. Roberts Upon Retirement,
Termination or Change in Control as of December 31, 2007

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary		0	0	330,200	990,600	330,200	(1)
Annual Incentive		0	0	0	400,854	0
Long-Term Incentives—Performance Shares		0	0	0	0	0
Stock Options
Unvested and Accelerated		0	0	0	0	0
Restricted Stock Units		529,626	529,626	0	529,626	529,626
Benefits and Perquisites:
Deferred Compensation Plan		0	0	0	0	0
Health Care		0	0	0	25,675	0
Dental Care		0	0	0	1,304	0
Disability Benefits		0	0	0	1,998	120,000	/year
Accrued Vacation Pay		38,100	38,100	38,100	114,300	38,100
Qualified Pension	Monthly Lifetime benefit	11,457	11,457	11,457	11,457	38,100
Non-Qualified Pension (SERP)	Monthly Lifetime benefit	1,760	1,861	1,760	1,760	1,760
Qualified 401(k) Plan	Lump Sum Benefit	1,283,693	1,283,693	1,283,693	1,283,693	1,283,693
Excess 401(k) in Deferred Comp	Lump Sum Benefit	10,227	10,227	10,227	10,227	10,227
Additional payment based on Pension Plan	Lump Sum Benefit	0	0	0	752,308	0
Additional payment based on 401(k) Plan	Lump Sum Benefit	0	0	0	79,864	0
Tax Gross-Ups		0	0	0	3,653,081	0

(1)
Disability only—12 months salary.

Potential Payments to Frédéric P. Villoutreix Upon Retirement,
Termination or Change in Control as of December 31, 2007

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)		Death or Disability ($)
Compensation:
Base Salary		0	0	439,410	1,318,230		439,410	(3)
Annual Incentive		0	0	0	396,000		0
Long-Term Incentives—Performance Shares		0	0	0	671,406		671,406
Performance Shares		0	0	0	0		0
Stock Options
Unvested and Accelerated		0	0	0	0		0
Restricted Stock Units		0	0	0	1,060,56	(1)	844,0960
Benefits and Perquisites:
Deferred Compensation Plan		0	0	0	7,762		0
Health Care		0	0	0	27,672		0
Dental Care		0	0	0	2,828		0
Disability Benefits		0	0	0	2,214		120,000	/year
Accrued Vacation Pay		0	0	42,251	126,753		42,251
Qualified Pension		0	0	0	0		0
Excess Pension in Deferred Comp		0	0	0	0		0
Qualified 401(k) Plan	Lump Sum Benefit	47,065	75,340	47,065	75,340		75,340
Excess 401(k) in Deferred Comp	Lump Sum Benefit	18,803	18,803	18,803	18,803		18,803
Additional payment based on Pension Plan	Lump Sum Benefit	0	0	0	133,111		0
Additional payment based on 401(k) Plan	Lump Sum Benefit	0	0	0	96,909		0
Tax Gross-Ups		0	0	0	0		0

(1)
Base of share price close on 12/31/07 of $25.91.

(2)
Prorated for disability or death $129,500 for 1/1/06 grant of 10,000 shares and $43,140 for 1/3/07 grant of 5,000 shares.

(3)
12 month salary for disability.

  Compensation of Directors

        A director who is an officer or an employee of the Company or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board of Directors, but is reimbursed for expenses incurred as a result of such service. In 2007, each director who is not an officer or employee of the Company or any of its subsidiaries or affiliates (a "non-employee director") received an annual retainer of $37,000 paid quarterly in advance in Common Stock of the Company. The number of shares received is determined by dividing the quarterly amount of the retainer by the closing stock price on the day before the retainer is paid. Each director received a cash fee of $5,000 for each board meeting attended. Each Chairman of a committee received a fee of $2,500 for each meeting chaired and each committee member received a fee of $1,750 for each committee meeting attended. The Lead-Non-Management director received an annual fee of $10,000 paid quarterly in advance. Each director earned the following compensation in 2007 in addition to reimbursement of their actual and reasonable travel expenses:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)
Claire L. Arnold	32,000	37,000	27,278	0		96,278
K.C. Caldabaugh	44,000	37,000	2,512	0		83,512
Laurent G. Chambaz	25,000	37,000	0	0		62,000
Manuel J. Iraola(3)	32,250	37,000	782	0		70,032
Richard D. Jackson	44,250	37,000	0	0		81,250
Leonard J. Kujawa	20,000	12,333	12,083	16,500	(4)	60,916
Robert F. McCullough	42,000	37,000	128	0		79,128
Larry B. Stillman	32,000	37,000	0	0		69,000

(1)
The directors received an annual retainer of $37,000 which is paid in stock or stock units in accordance with the Outside Directors Stock Plan. Valuations are not based on FAS 123R.

(2)
There is no pension plan for non-employee directors and this column only shows deferred compensation earnings which are based on hypothetical investment in some of the same mutual funds offered under the Company's 401(k) Plan. The director bears the investment risk.

(3)
Resigned as a director in December 2007.

(4)
Fees earned as a director of China Tobacco Mauduit (Jiangmen) Paper Industry Company Ltd., including fees earned after retiring as a director of the Company in April 2007.

        The revised director compensation for 2008 approved by the Board in December 2007 is set out at page 24 herein.

        From 2000 to 2004, directors could annually elect to defer all or part of their compensation received from the Company pursuant to the Company's Deferred Compensation Plan for Non-Employee Directors ("Outside Director Deferral Plan"). Participation in this plan allowed a director to defer receipt of compensation and to thereby also defer certain state and federal income taxes until the deferred compensation is paid upon the director's retirement from the Board of Directors or earlier death or disability. In connection with changes to regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, the Company adopted the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan was frozen as of December 31, 2004 to stop the accrual of additional unvested benefits, other than market-based investment earnings or losses on their individual account balances, as of that date. As of January 1, 2005 all directors who annually elect to defer all or part of their compensation received from the Company participate in the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan and the Deferred Compensation Plan No. 2 for Non-Employee Directors are non-qualified, deferred compensation plans that permit participants to defer the receipt of their annual retainer or fees. The individual deferred compensation plan accounts of those directors who choose to defer their annual retainer are credited with stock units, which include accumulated dividends. The stock units are convertible into the Company's Common Stock at its fair market value or cash in connection with the director's retirement or earlier death or disability The stock units do not have any voting rights. Deferred Compensation Plan No. 2 for Non-Employee Directors is intended to operate in a manner substantially similar to the existing Outside Director Deferral Plan, subject to certain new requirements and changes mandated under Section 409A of the Internal Revenue Code of 1986, as amended. The Company provides no guaranty of repayment of the principal amount deferred or of any earnings on the participants' account balances.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth information as of March 2, 2008, unless otherwise noted, regarding the number of shares of the Company's Common Stock beneficially owned by all directors and nominees, the Company's Chief Executive Officer and each of the Company's Named Executive Officers and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

Name of Individual or Identity of Group	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Claire L. Arnold	Common Stock	4,210	(2)	*
K.C. Caldabaugh	Common Stock	8,861	(3)	*
Laurent G. Chambaz	Common Stock	12,486	(4)	*
Wayne H. Deitrich	Common Stock	455,001	(5)	2.9%
Otto R. Herbst	Common Stock	32,879	(6)	*
Richard D. Jackson	Common Stock	13,486	(4)	*
Robert F. McCullough	Common Stock	1,000	(7)	*
Paul C. Roberts	Common Stock	69,724	(8)	*
Larry B. Stillman	Common Stock	14,538	(4)	*
Peter J. Thompson	Common Stock	76,039	(9)	*
Frédéric P. Villoutreix	Common Stock	15,000	(10)	*
All Directors, Named Executive Officers and executive officers as a group (17) persons	Common Stock	815,771	(11)	5.3%

(1)
Percent of Class is calculated as a percentage of the shares of Common Stock outstanding as of March 2, 2008, plus unexercised options vested as of March 2, 2008, for a total of shares deemed outstanding. Individuals with an asterisk own less than 1% of the shares outstanding.

(2)
As of March 15, 2000, Mrs. Arnold elected to defer 100% of her quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors and, in 2005, pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. Her deferred compensation plan accounts have been credited with the equivalent of 10,147 stock units, which sum includes accumulated dividends.

(3)
From March 15, 2000 through December 31, 2004, Mr. Caldabaugh elected to defer 100% of the quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 5,542 stock units, which sum includes accumulated dividends.

(4)
Includes 453 shares of stock received by the director pursuant to the Outside Directors Stock Plan on January 2, 2008.

(5)
Includes 100 shares held by a Charitable Remainder Unitrust, of which Mr. Deitrich is the Trustee.

(6)
Includes 10,000 shares of restricted stock that include the power to vote such shares.

(7)
As of October 1, 2006, Mr. McCullough elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. His individual deferred compensation plan account has been credited with the equivalent of 2,399 stock units, which sum includes accumulated dividends.

(8)
These shares are as of December 31, 2008.

(9)
Includes 2,500 shares of restricted stock that include the power to vote such shares.

(10)
Includes 15,000 shares of restricted stock that include the power to vote such shares.

(11)
Includes, as to executive officers other than the Named Executive Officers, 24,000 shares of restricted stock that include the power to vote such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

        The following table sets forth certain information as of December 31, 2007 regarding the number of shares of Common Stock of the Company beneficially owned by each person who is known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of the Company's Common Stock, as reflected in the Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission in February 2008 and provided to the Company by such persons.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class		Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
Gardner Russo & Gardner and Thomas A. Russo 223 East Chestnut St. Lancaster, PA 17602	Common Stock	1,437,829 1,417,829	9.2 9.1	% %	0 467,875	1,437,829 949,954	0 467,875	1,437,829 949,954
Dimensional Fund Advisors LP(1) 1299 Ocean Avenue Santa Monica, CA 90401	Common Stock	1,311,914	8.43%		1,311,914	0	1,311,914	0
Pzena Investment Management, LLC 120 West 45th Street 20th floor New York, NY 10036	Common Stock	998,269	6.41%		915,581	0	998,296	0
Donald Smith & Co., Inc. 152 West 57th Street New York, NY 10019	Common Stock	823,650	5.29%		702,050	0	823,650	0

(1)
Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to 4 investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trust and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possess investment and/or voting power over the securities of the Issuer described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds.

BOARD AND COMMITTEE GOVERNANCE

  Board of Directors and Standing Committees

Attendance by Directors at Board Meetings

        The Board of Directors met 5 times in 2007. Each director attended every meeting of the Board of Directors.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

        The Company encourages members of the Board of Directors to attend each Annual Meeting of Stockholders and all of the sitting directors who were board members at the time attended the Annual Meeting of Stockholders held on April 26, 2007.

Lead Non-Management Director

        On April 26, 2007, Richard D. Jackson was elected as the lead non-management director to preside at meetings of the non-management directors.

Standing Committees

        The Audit Committee, the Compensation Committee and the Nominating & Governance Committee are the 3 Standing Committees of the Board of Directors. Each Standing Committee is composed entirely of independent directors.

Corporate Governance Documents

        We have adopted a code of conduct, or the Code of Conduct, that applies to all of our directors, officers and U.S. employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. The Code of Conduct is posted on the Company's website at http://www.schweitzer-mauduit.com. Any waivers of, or changes to, the Code of Conduct will be posted on our website. In addition, copies of the Company's Corporate Governance Guidelines and the charters for each of the Standing Committees can also be found on the Company's website. Copies of these documents may also be obtained by directing a written request to the Investor Relations Department at the Company's headquarters address noted on the first page of this Proxy Statement.

Director Independence

        The Board of Directors unanimously adopted the following standard for director independence at its December 2002 meeting:

  An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, the Board of Directors will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The following persons shall not be considered independent:

    a)
    A director who is employed by the Company or any of its affiliates for the current year or any of the past five (5) years.

    b)
    A director who is, or in the past five (5) years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).

    c)
    A director who is, or in the past five (5) years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

    d)
    A director who is, or in the past five (5) years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term "Family Member" shall mean a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person's home.

    e)
    A director who, during the current fiscal year or any of the past five (5) fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

    f)
    A director who is a partner in, or a controlling stockholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed one percent (1%) of the recipient's annual consolidated gross revenues in the current year or any of the past five (5) fiscal years; unless, for provisions (e) and (f), the Board of Directors expressly determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

        Based on the foregoing standard and the standards for independence articulated by the New York Stock Exchange and the Securities and Exchange Commission, the Board affirmatively determined by resolution dated February 28, 2008 that the following directors, who collectively constitute 71% of the full Board and represent 100% of the membership of the Standing Committees, are independent:

Ms. Claire L. Arnold Mr. Richard D. Jackson Mr. Larry B. Stillman	Mr. K.C. Caldabaugh Mr. Robert F. McCullough

        Mr. Deitrich and Mr. Villoutreix are members of management and are not considered independent. Mr. Chambaz was not considered independent under the Company's independence standards due to sums paid within the last 5 years by a subsidiary of the Company to law firms in which Mr. Chambaz was a partner.

Financial Experts

        The Board of Directors affirmatively determined by resolution dated February 28, 2008 all 3 members of the Audit Committee, Mr. Caldabaugh, Mr. Jackson and Mr. McCullough, qualify as financial experts as such term is defined in Regulation S-K, Item 401(h).

        The following table lists the current members, principal functions and meetings held in 2007 for each of the Standing Committees, the non-management directors and the independent directors:

Members	Principal Functions	Meetings in 2007	Unanimous Written Consents in 2007
Audit Committee Robert C. McCullough (Chair) K.C. Caldabaugh Richard D. Jackson (December 6, 2007—Present) No member serves on the audit committee of more than 3 public companies, including the Company's Audit Committee. All members are financially literate and Messrs. McCullough, Caldabaugh and Jackson are financial experts in the judgment of the Board of Directors.
•  Recommend to the Board of Directors the appointment of outside auditors to audit the records and accounts of the Company
•  Retain and compensate outside auditors
•  Review scope of audits, provide oversight in connection with internal control, financial reporting and disclosure systems
•  Monitor state and federal securities laws and regulations
•  Perform other such duties as the Board of Directors may prescribe
•  Monitor the Company's practices and procedures concerning compliance with applicable laws and regulations
	• The nature and scope of the Committee's responsibilities are set forth in further detail under the caption "Audit Committee Report"	8	0
Compensation Committee Richard D. Jackson (Chair) Claire L. Arnold Larry B. Stillman	• Evaluate and approve officer compensation • Administer a number of the Company's executive compensation plans • Review salaried employee compensation plans • Evaluate and make recommendations on director compensation • The nature and scope of the Committee's responsibilities are set forth in further detail under the caption "Compensation Committee Discussion & Analysis"	2	4
Nominating & Governance Committee K.C. Caldabaugh (Chair) Claire L. Arnold Larry B. Stillman	• Recommend candidates to fill any vacancies on the Board of Directors; evaluate stockholder nominees • Supervise Board of Directors, Board Committee and individual director evaluation processes • Evaluate, monitor and recommend changes in the Company's governance policies • Supervise and monitor the succession planning process for the executive officers	2	0
Non-Management Directors Richard D. Jackson (Lead Non-Management Director)		5	0
Independent Directors		1	0

Audit Committee Report

        The following report summarizes the Audit Committee's actions during 2007. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        In accordance with its written charter, the Audit Committee of the Board of Directors ("Audit Committee") assists the Board of Directors by overseeing and monitoring:

  (1)
  the integrity of the Corporation's financial statements,

  (2)
  the Corporation's compliance with legal and regulatory requirements,

  (3)
  the outside auditor's qualifications and independence and

  (4)
  the performance of the Corporation's internal control function, its system of internal and disclosure controls and the outside auditor.

        The members of the Audit Committee meet the applicable independence and experience requirements of the New York Stock Exchange and the standards for determining a director's independence adopted by the Board of Directors.

        During 2007, the Audit Committee met 8 times, including discussion of the interim financial information and earnings guidance contained in each quarterly earnings announcement with the Chief Financial Officer, Controller and outside auditor prior to public release.

        The following table summarizes the aggregate fees relating to amounts billed to the Corporation by its outside auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, (collectively, "Deloitte") for the fiscal years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees(1)	$1,203,000	$1,095,000
Audit-Related Fees(2)	1,000	—
Tax Fees(3)	14,000	14,000
All Other Fees(4)		—
Total Fees	$1,218,000	$1,109,000

    (1)
    Includes fees billed for professional services rendered in connection with the audit of the annual financial statements, audit of the Corporation's internal control over financial reporting and management's assessment thereof, review of financial statements included in the Form 10-Q filings and for services provided for statutory and regulatory filings or engagements.

    (2)
    Includes fees incurred for assurance and related services and consultation on regulatory matters or accounting standards.

    (3)
    Includes fees incurred for tax return preparation and compliance and tax advice and tax planning.

    (4)
    Includes other fees not included in the above categories.

        The above services performed by the outside auditor were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. These procedures describe the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the outside auditor may perform. The procedure requires that prior to the beginning of each fiscal year, a description of the services (the "Service List") expected to be performed by the outside auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

        Services provided by the outside auditor during the following year that are included in the Service List are pre-approved following policies and procedure of the Audit Committee.

        Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

        In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.

        On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the Service List and the forecast of remaining services and fees for the fiscal year.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the outside auditor a formal written statement describing all relationships between the outside auditor and the Corporation that might bear on the outside auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," discussed with the outside auditor any relationships that may impact their objectivity and independence, including the services and amounts reflected in the above table, and satisfied itself as to the outside auditor's independence.

        The Committee reviewed with the outside auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Corporation's internal control function and its system of internal and disclosure controls.

        The Audit Committee discussed and reviewed with the outside auditor all communications required by Securities and Exchange Commission regulations and by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the outside auditor's examination of the financial statements.

        The Audit Committee discussed, reviewed and monitored the Corporation's plans and activities related to Sarbanes-Oxley Section 404 compliance on a regular basis.

        The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the fiscal year ended December 31, 2007, with management and the outside auditor. Management has the responsibility for the preparation of the Corporation's financial statements and outside auditor has the responsibility for conducting an audit of those statements.

        Based on the above-mentioned review and discussions with management and the outside auditor, the Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the outside auditor and the Board of Directors concurred with such recommendation.

    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Robert F. McCullough (Chairman)
    K.C. Caldabaugh
    Richard D. Jackson

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

        In 2007, the Company and certain of its subsidiaries retained the legal services of the law firm UGGC & Associés. Laurent G. Chambaz, a director of the Company, is a partner in UGGC & Associés. The cost of such services during 2007 was $216,601 representing less than 1% of the law firm's gross revenues.

        In 2007, the Company acquired various materials and manufacturing supplies used at its Lee Mills from the West Haven, Connecticut and the Dallas, Texas locations of xpedx totaling $33,293. Larry B. Stillman, a director of the Company, has been the Vice President, Northwest Group, xpedx since 1988. However, the Northwest Group of xpedx has no management or profit and loss responsibility for the locations of xpedx with whom the Company did business.

        Management believes that the cost of services rendered by Mr. Chambaz during 2007 were reasonable compared with the cost of obtaining similar services from unaffiliated third parties. Materials and supplies were obtained from xpedx based on a competitive bidding process.

OTHER MATTERS

        The management of the Company knows of no other matters to be presented at the 2008 Annual Meeting of Stockholders. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

  Outside Auditors

        The Board of Directors of the Company has approved the Audit Committee's retention of Deloitte & Touche LLP as the principal outside auditors for the Company for the current year. Deloitte & Touche LLP has been the outside auditor for the Company since its incorporation. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

  Stockholder Proposals

        Under Securities and Exchange Commission rules, if a stockholder wishes to have a proposal considered for inclusion in the Company's Proxy Statement and form of proxy for the 2009 Annual Meeting of Stockholders, a proposal must be received by the Secretary of the Company at the Company's principal executive offices not less than 120 days from the date of release of the proxy statement, March 13, 2008, and therefore must be received by November 13, 2008 to be considered timely. The Company reserves the right to decline to include in the Company's Proxy Statement any stockholder's proposal that does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

        The By-Laws of the Company include requirements applicable to stockholder proposals other than those included in the proxy materials pursuant to the regulations of the Securities and Exchange Commission. A stockholder proposing to nominate persons for election to the Board of Directors or to introduce other business at the Annual Meeting of Stockholders must give timely written notice to the Company's Secretary and General Counsel. The stockholder proposal must be delivered, either by personal delivery or by United States mail, postage prepaid, to the Secretary and General Counsel of the Company and received by the Company, not less than 120 calendar days before the anniversary date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting

Date"), such stockholder notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting date or (ii) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission regarding beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Mr. Thompson, Mr. Roberts and Mr. Herbst, all executive officers, did not timely file 1 Form 4 reporting 1 transaction in the Company's Common Stock.

        To the Company's knowledge, based solely on a review of copies of such reports filed during the fiscal year ended December 31, 2007, all other officers, directors and greater than 10% beneficial owners timely complied with Rule 16(a).

  Form 10-K

        The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 (including the consolidated financial statements and schedules thereto, but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of February 28, 2008. Additional copies of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 (excluding exhibits) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of February 28, 2008, the record date for the Annual Meeting, the person making the request beneficially owned shares of the Company's Common Stock. The written request should be directed to: Peter J. Thompson, Chief Financial Officer and Treasurer.

COMMUNICATING WITH THE BOARD

        Stockholders and interested parties may communicate directly with the Board of Directors, including the Lead Non-Management Director and Chairman of the Audit Committee, by telephonic or written communication as set forth below. Each communication intended for the Board of Directors and received by the Secretary and General Counsel that is related to the operation of the Company will be forwarded to the designated person. The Secretary and General Counsel may screen communications solely for the purpose of eliminating communications that are commercial in nature and not related to the operation of the Company and to conduct appropriate security clearance. All communications relating to the operation of the Company shall be forwarded to the designated recipient in their entirety.

If by phone:	A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll free call and is monitored and accessible only to the General Counsel of the Company. Messages received on this line will be maintained in confidence to the extent practicable.
If by mail:
A sealed envelope marked "Confidential" and prominently marked on the outside of the envelope that it is directed to the attention of the Audit Committee Chairman or the Lead Non-Management Director, as appropriate, may be mailed to
Secretary and General Counsel Schweitzer-Mauduit International, Inc. 100 North Point Center East—Suite 600 Alpharetta, Georgia 30022

YOUR VOTE IS IMPORTANT

        You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

INVITATION TO STOCKHOLDERS

NOTICE OF 2008 ANNUAL MEETING

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

April 24, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

V Please detach along perforated line and mail in the envelope provided. V

20230000000000001000    9                                         042408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
AND "FOR" APPROVAL OF THE RESTRICTED STOCK PLAN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Class I Directors:

NOMINEES:
☐	FOR ALL NOMINEES	o Claire L. Arnold
o Robert F. McCullough
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

		FOR	AGAINST	ABSTAIN
2.	Approval of the Schweitzer-Mauduit International, Inc. Restricted Stock Plan.	☐	☐	☐
3.	In their discretion, the proxies are authorized to vote as described in the Proxy Statement and upon such other business as may properly come before the meeting.
This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" Items 1 and 2.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Please mark here if you plan to attend the meeting. ☐

Signature of Stockholder	Date:
Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East
Suite 600
Alpharetta, Georgia 30022-8246
COMMON STOCK PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting of Stockholders, April 24, 2008

        The undersigned hereby appoints JOHN W. RUMELY, JR., PETER J. THOMPSON and MARK A. SPEARS, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the "Corporation") held of record by the undersigned on February 28, 2008, at the Annual Meeting of Stockholders of the Corporation, to be held at the Corporation's headquarters, 100 North Point Center East, Alpharetta, GA 30022 at 11:00 a.m. local time, on Thursday, April 24, 2008, and any adjournment thereof.

(Continued and to be signed on the reverse side)

QuickLinks

PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPROVAL OF THE SCHWEITZER-MAUDUIT INTERNATIONAL, INC. RESTRICTED STOCK PLAN
COMPREHENSIVE COMPENSATION DISCUSSION & ANALYSIS
Summary Compensation Table 2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION PLANS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Potential Payments to Wayne H. Deitrich Upon Retirement, Termination or Change in Control as of December 31, 2007
Potential Payments to Peter J. Thompson Upon Retirement, Termination or Change in Control as of December 31, 2007
Potential Payments to Otto R. Herbst Upon Retirement, Termination or Change in Control as of December 31, 2007
Potential Payments to Paul C. Roberts Upon Retirement, Termination or Change in Control as of December 31, 2007
Potential Payments to Frédéric P. Villoutreix Upon Retirement, Termination or Change in Control as of December 31, 2007
SECURITY OWNERSHIP OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
YOUR VOTE IS IMPORTANT